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                                                                    EXHIBIT 10.3
                                                Form of Noncompetition Agreement

                            NONCOMPETITION AGREEMENT

     AGREEMENT (this "Agreement") made as of the __ day of June, 1997 by and between Mortimer B. Zuckerman residing at 950 Fifth Avenue, New York, New York 10021 ("Mr. Zuckerman") and Boston Properties, Inc., a Delaware corporation, with a principal place of business at 8 Arlington Street, Boston, Massachusetts 02116 (together with its subsidiaries, the "Company").

     WHEREAS, Mr. Zuckerman is Chairman of the Board of Directors of the Company;

     WHEREAS, Mr. Zuckerman was a senior executive officer and has been a director of the Company or its predecessor for __ years, during which time Mr. Zuckerman has acquired specialized knowledge, expertise and abilities with respect to the Company's business;

     WHEREAS, Mr. Zuckerman has access, in the course of the performance by him of his duties to the Company, to the Company's confidential information and the Company desires to assure that such confidential information will not be misappropriated by Mr. Zuckerman;

     WHEREAS, the Company has decided to undertake an initial public offering of its common stock (the "IPO") and desires to obtain Mr. Zuckerman's commitment not to compete against the Company for a period of time as provided herein; and

     WHEREAS, Mr. Zuckerman will have a substantial interest in the Company following the IPO through the ownership of equity interests in the Company, and therefore, since he will benefit from the IPO, Mr. Zuckerman desires to further assure its success by entering into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Mr. Zuckerman and the Company agree as follows:

     1.   NONCOMPETITION.

          (a) Mr. Zuckerman covenants and agrees that for so long as he serves as a director of the Company and for one year thereafter, and in any event until the third anniversary of the closing of the IPO, Mr. Zuckerman shall not, without the prior written consent of the Company (which shall be authorized by approval of the Board of Directors of the Company, including the approval of a majority of the independent Directors of the Company), directly or indirectly:

              (i) engage, participate or assist in, either individually or as an owner, partner, employee, consultant, director, officer, trustee, or agent of any business that engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management, or leasing of any commercial real estate property;
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              (ii)  intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or its affiliates and any tenant, supplier, contractor, lender, employee, or governmental agency or authority; or

              (iii) call upon, compete for, solicit, divert, or take away, or attempt to divert or take away any of the tenants or employees of the Company or its affiliates, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity.

     (b) Subparagraph 1(a) shall not be interpreted to prevent Mr. Zuckerman from (i) engaging in Minority Interest Passive Investments, (ii) conducting ownership, development, operation, management or leasing activities with respect to that property described as the "Excluded Property" in the Company's registration statement on Form S-11 (Registration No. 333-25279) or (iii) participating as an officer or director of, or advisor to, any charitable or other tax exempt organization. Engaging in a "MINORITY INTEREST PASSIVE INVESTMENT" means acquiring, holding, and exercising the voting rights associated with an investment made through (i) the purchase of securities (including partnership interests) that represent a non-controlling, minority interest in an entity or (ii) the lending of money, in either case with the purpose or intent of obtaining a return on such investment but without management by Mr. Zuckerman of the property or business to which such investment directly or indirectly relates and without any business or strategic consultation by Mr. Zuckerman with such entity.

     (c) This Section 1 shall not apply and shall be of no force or effect following a Change of Control. For this purpose a "Change of Control" shall be deemed to occur if persons who, as of the effective date of the IPO, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of the Company subsequent to such date whose election was approved by a vote of at least two-thirds of the Incumbent Directors or whose nomination for election was approved by a nominating committee comprised of Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director.

     2.   RECORDS/NONDISCLOSURE/COMPANY POLICIES.

          (a) GENERAL. All records, financial statements and similar documents obtained, reviewed or compiled by Mr. Zuckerman in the course of the performance by him of his duties to the Company, whether or not confidential information or trade secrets, shall be the exclusive property of the Company. Mr. Zuckerman shall have no rights in such documents under any circumstances.

          (b) CONFIDENTIAL INFORMATION. Mr. Zuckerman will not disclose to any person or entity (except as required by applicable law, the rules of the New York Stock Exchange, or otherwise in connection with the performance of his duties to the Company), or use for his own benefit or gain, any confidential information of the Company obtained by him incident to his role as Chairman of the Board of Directors of the Company or otherwise. Mr. Zuckerman shall take all reasonable steps to safeguard any confidential information and to protect such confidential information against disclosure, misuse, loss, or theft. The term "CONFIDENTIAL INFORMATION" includes, without limitation, financial information, business plans, prospects, and opportunities which have been discussed or considered by the management of the Company, but does not include any information which has become part of the public domain by means other than Mr. Zuckerman's non-observance of his obligations hereunder.

     This Paragraph 2 shall survive the termination of this Agreement.

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     3.   REASONABLE AND NECESSARY RESTRICTIONS.  Mr. Zuckerman acknowledges and agrees that the restrictions contained in Paragraphs 1 and 2 are reasonable, fair and equitable in scope, term and duration, in view of the business in which the Company is engaged and Mr. Zuckerman's role as Chairman of the Board of Directors of the Company. Mr. Zuckerman further acknowledges that such restrictions are necessary to protect the legitimate business interests of the Company and are supported by the substantial benefits that will accrue to him as a result of the IPO.

     4. CONFLICTING AGREEMENTS. Mr. Zuckerman hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

     5. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice for the parties are as shown above, or as subsequently modified by written notice.

     6. MISCELLANEOUS. This Agreement (i) constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings and (ii) may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

     7. AMENDMENT. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

     8. ARBITRATION; OTHER DISPUTES. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered in any court having jurisdiction. Notwithstanding the above, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Paragraph 1 or 2 hereof.

     9. EFFECTIVENESS. This Agreement is conditioned and shall become effective only upon the completion of the IPO.

     10. SEVERABILITY. If any provision of this Agreement shall to any extent be held void or unenforceable (as to duration, scope, activity, subject or otherwise) by a court of competent jurisdiction, such provision shall be deemed to be modified so as to constitute a

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provision conforming as nearly as possible to the original provision while still remaining valid and enforceable. In such event, the remainder of this Agreement (or the application of such provision to persons or circumstances other than those in respect of which it is deemed to be void or unenforceable) shall not be affected thereby. Each other provision of this Agreement, unless specifically conditioned upon the voided aspect of such provision, shall remain valid and enforceable to the fullest extent permitted by law; any other provisions of this Agreement that are specifically conditioned on the voided aspect of such invalid provision shall also be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable to the fullest extent permitted by law.

     11. GOVERNING LAW. This Agreement shall be construed and regulated in all respects under the laws of the State of Delaware.

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     IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.



                           BOSTON PROPERTIES, INC.



                           By:
                              ---------------------------------------------
                              Name:   Edward H. Linde
                              Title:  Chief Executive Officer and President




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                              Mortimer B. Zuckerman

514117.C2
 5/21/97